UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

September 26, 2010
Date of Report (Date of earliest event reported)
DUOYUAN PRINTING, INC.
(Exact name of registrant as specified in its charter)

Wyoming	000-27129	91-1922225
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)
No. 3 Jinyuan Road
Daxing Industrial Development Zone
Beijing, People’s Republic of China
(Address of Principal Executive Offices)
+86 10 6021 2222
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EX-99.1
EX-99.2
EX-99.3

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     Effective September 26, 2010, the board of directors (the “Board”) of Duoyuan Printing, Inc. (the “Company”) appointed Mr. SIK Siu Kwan as an independent director to serve on the Board and a member of the Company’s audit committee until his successor is duly elected and qualified or until his earlier death, resignation or removal.
     A copy of the press release issued by the Company on September 27, 2010 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which either Mr. Sik is a party in connection with this appointment as a director of this Company, except for the following:
•	Offer Letter from Mr. Wenhua Guo, Chairman of the Board, to Mr. Sik, dated September 26, 2010, which is attached hereto as Exhibit 99.2 and is incorporated herein by reference; and

•	Indemnification Agreement between the Company and Mr. Sik dated September 26, 2010, which is attached hereto as Exhibit 99.3 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated September 27, 2010, issued by the Company

99.2	Offer Letter, dated September 26, 2010, issued by Mr. Wenhua Guo

99.3	Indemnification Agreement, dated September 26, 2010, between the Company and Mr. Sik

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DUOYUAN PRINTING, INC.
Date: September 27, 2010	By:	/s/ Xiqing Diao
		Name:	Xiqing Diao
		Title:	Chief Executive Officer